CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              DT INDUSTRIES, INC.


     DT Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly called and held, adopted the following resolutions:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interests of the Corporation that Article SEVENTH of the Restated Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

          7.(a) The number of Directors that shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the by-laws of the Corporation.

            (b) Directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified. The Directors of the Corporation shall be divided into three classes as nearly equal in size as practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I Directors shall expire at the next succeeding annual meeting of stockholders, the term of the initial Class II Directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III Directors shall expire at the third succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I, Class II and Class III Directors shall be those Directors elected at the 1996 Annual Meeting of Stockholders and designated as members of such class. At each annual meeting after the 1996 annual meeting, Directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and shall qualify. If the number of Directors that shall constitute the whole Board of Directors is hereafter changed, as provided in Article 7(a) hereof, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.


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          RESOLVED,   that  the  proposed  Amendment   to   the  Restated
          Certificate of Incorporation be submitted to the stockholders for their vote at the 1996 Annual Meeting of Stockholders.

     SECOND: That the said amendment has been authorized by the stockholders at a meeting duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its President and Chief Executive Officer, and attested by its Secretary, this 11th day of November, 1996.


Attest:

/s/ Bruce P. Erdel                              /s/ Stephen J. Gore
---------------------------                     ---------------------------
Bruce P. Erdel                                  Stephen J. Gore
Secretary                                       President and Chief
                                                Executive Officer